UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 18, 2006
Gladstone Commercial Corporation
(Exact name of registrant as specified in its chapter)

Maryland	0-50363	02-0681276
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200
McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
Forward Looking Statements
Some of the information included in this report may include statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to our future performance and the closing of any transaction. Words such as “believe,” “anticipates,” “intends,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans that are believed to be reasonable as of the date of this report. Factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk factors” of our Annual Report on Form 10-K for the year ended, December 31, 2005, as filed with the Securities and Exchange Commission on February 28, 2006, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on August 8, 2006, and in the prospectus dated October 24, 2005 and the prospectus supplement dated October 18, 2006, filed with the Securities and Exchange Commission on October 19, 2006 pursuant to Rule 424(b)(5). We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The Articles Supplementary setting forth the terms of the 7.50% Series B Cumulative Redeemable Preferred Stock described below were filed with the State Department of Assessments and Taxation of Maryland on October 19, 2006. The Articles Supplementary are filed as an exhibit to this Current Report on Form 8-K and incorporated by reference into this report.
Item 8.01. Other Events.
On October 18, 2006, we executed an underwriting agreement in connection with the public offering of 1,000,000 shares of our 7.50% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), par value $0.001 per share, at a price of $25.00 per share, under our shelf registration statement on Form S-3 (File No. 333-128783), and pursuant to the terms set forth in a prospectus dated October 24, 2005, as supplemented by a final prospectus supplement dated October 18, 2006. The underwriters of the offering have also been granted an option, exercisable for 30 days, to purchase up to an additional 150,000 shares to cover over-allotments. We expect the transaction to close on October 25, 2006.
Dividends on the Series B Preferred Stock will be payable monthly in equal amounts in arrears on or before the 30th day of each month, commencing on November 30, 2006 (or, if any such date is not a business day, on the next succeeding business day). Except in limited circumstances to preserve our status as a real estate investment trust, we may not redeem the Series B Preferred Stock until October 31, 2011. On or after that date, we may redeem the Series B Preferred Stock in whole or in part, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends on such Series B Preferred Stock. The Series B Preferred Stock will have no stated maturity, will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities. We intend to file an application to list the Series B Preferred Stock on the NASDAQ Global Market under the symbol “GOODO.” For additional information concerning these securities, please refer to the exhibits attached to this report.
We expect to receive net proceeds from this offering of approximately $23.78 million, or $27.38 million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and commissions and estimated transaction expenses payable by us. We will use the net proceeds from the sale of the Series B Preferred Stock to repay outstanding indebtedness on our line of credit.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

The following exhibits are filed as part of this report:

Exhibit
No.	Description
1.1	Underwriting Agreement dated October 18, 2006 between Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership and Ferris, Baker Watts, Incorporated, as representative of the underwriters.

3.1	Articles Supplementary establishing and fixing the rights and preferences of the 7.50% Series B Cumulative Redeemable Preferred Stock of Gladstone Commercial Corporation, incorporated by reference to Exhibit 3.4 of Gladstone Commercial Corporation’s Form 8-A filed on October 19, 2006.

4.1	Form of Certificate for 7.50% Series B Cumulative Redeemable Preferred Stock of Gladstone Commercial Corporation, incorporated by reference to Exhibit 4.2 of Gladstone Commercial Corporation’s Form 8-A filed on October 19, 2006.

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

99.1	Gladstone Commercial Corporation’s press release dated October 19, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation (Registrant)
October 19, 2006	By:	/s/ Harry Brill
(Harry Brill, Chief Financial Officer)

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Underwriting Agreement dated October 18, 2006 between Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership and Ferris, Baker Watts, Incorporated, as representative of the underwriters.

3.1	Articles Supplementary establishing and fixing the rights and preferences of the 7.50% Series B Cumulative Redeemable Preferred Stock of Gladstone Commercial Corporation, incorporated by reference to Exhibit 3.4 of Gladstone Commercial Corporation’s Form 8-A filed on October 19, 2006.

4.1	Form of Certificate for 7.50% Series B Cumulative Redeemable Preferred Stock of Gladstone Commercial Corporation, incorporated by reference to Exhibit 4.2 of Gladstone Commercial Corporation’s Form 8-A filed on October 19, 2006.

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

99.1	Gladstone Commercial Corporation’s press release dated October 19, 2006.